UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Presbia PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 17, 2016

To our Shareholders:

You are cordially invited to attend our 2016 Annual General Meeting of Shareholders on Thursday, August 4, 2016 at 12 noon (Pacific Daylight Savings Time) at Michael’s on Naples Ristorante at 5620 E 2nd St, Long Beach, CA 90803. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement. Also enclosed herewith is your proxy card, which includes instructions for voting, our 2015 Annual Report, and our Irish Statutory Accounts for the fiscal year ended December 31, 2015.

Your vote is extremely important.

You may submit your proxy by telephone or the internet, as described in the instructions printed on the enclosed proxy card; by using the enclosed proxy card; or by voting in person at the meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares.

I hope you will find it possible to participate in the meeting.

Best regards,

/s/ Ralph Thurman
Ralph Thurman
Chairman of the Board

Registered in Ireland — No. 539137
Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On August 4, 2016

To the Shareholders of Presbia PLC:

Our Annual General Meeting of Shareholders (the “Annual Meeting”) will be held at Michael’s on Naples Ristorante at 5620 E 2nd St, Long Beach, CA 90803, on Thursday, August 4, 2016 at 12 noon (Pacific Daylight Savings Time). At the Annual Meeting, shareholders will be asked to:

1.	By separate resolutions, elect to our Board of Directors (the “Board”) to serve as directors until the annual general meeting of shareholders held in 2017 the following individuals nominated by our Board: Ralph Thurman; Richard Ressler; Zohar Loshitzer; Vladimir Feingold; Todd Cooper; Robert Cresci; Gerd Auffarth and Gerald Farrell.
2.	Ratify, in a non-binding advisory vote, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia’s U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.
3.	Ratify, in a non-binding advisory vote, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia’s Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.
4.	To adopt amendments to the Presbia Incentive Plan to increase the number of ordinary shares available for awards and to approve the material terms of Section 162(m) performance goals.
5.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of each of the Board’s director nominees (Proposal 1), “FOR” the proposal to ratify Squar Milner LLP as Presbia’s independent registered public accounting firm with respect to Presbia’s U.S. financial statements for the year ending December 31, 2016 and to authorize the Audit Committee of the Board to set such auditor’s remuneration (Proposal 2), “FOR” the proposal to ratify Moore Stephens LLP as Presbia’s independent statutory auditor with respect to Presbia’s Irish financial statements for the year ending December 31, 2016 and to authorize the Audit Committee of the Board to set the auditor’s remuneration (Proposal 3) and “FOR” the proposal to adopt amendments to the Presbia Incentive Plan to increase the number of ordinary shares available for awards and to approve the material terms of Section 162(m) performance goals (Proposal 4). Each of the proposals is an ordinary resolution, requiring approval by a simple majority of those shareholders present in person or by proxy at the Annual Meeting and who are entitled to vote.

Shareholders in Ireland may participate in the Annual Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland, at 8 p.m. (local time). See “General Information About the Annual Meeting and Voting” for further information on participating in the Annual Meeting in Ireland.

During the Annual Meeting, following a review of Presbia PLC’s affairs, management will present Presbia PLC’s Irish Statutory Accounts for the fiscal year ended December 31, 2015 and the reports of Moore Stephens LLP, our independent auditor for the year ended December 31, 2015, thereon. Our Board has fixed the close of business on June 9, 2016 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or grant your proxy by telephone or internet by following the instructions printed on the enclosed proxy card. Any shareholder entitled to attend and vote at the Annual Meeting may appoint one or more proxies who need not be a shareholder(s) of Presbia PLC to attend, speak and vote on their behalf. If you wish to appoint as proxy any person other than the individuals specified on the enclosed proxy card, please contact the Company Secretary at our corporate headquarters and also note that your nominated proxy must attend the Annual Meeting in person in order for your votes to be cast.

By Order of the Board of Directors,

/s/ Jarett Fenton
Jarett Fenton, Secretary
Dublin Ireland
June 17, 2016

PRESBIA PLC

PROXY STATEMENT

This Proxy Statement and the enclosed form of proxy card, the foregoing Notice of Annual General Meeting of Shareholders, our enclosed 2015 Annual Report (the “Annual Report”) and our Irish Statutory Accounts for the fiscal year ended December 31, 2015, including the related reports, are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Presbia PLC, an Irish incorporated public limited company, for use at our 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at Michael’s on Naples Ristorante at 5620 E 2nd St, Long Beach, CA 90803, on Thursday, August 4, 2016 at 12 noon (Pacific Daylight Savings Time), and at any adjournment or postponement thereof. Only shareholders of record at the close of business on June 9, 2016 (the “Record Date”) shall be entitled to notice of, and to vote at, the Annual Meeting. This proxy statement and related materials or a Notice of Availability with respect to how to access such materials are first being sent to shareholders on or about June 17, 2016.

Our Board unanimously recommends that you vote “FOR” the election of each of the Board’s director nominees (Proposal 1), “FOR” the proposal to ratify Squar Milner LLP as Presbia’s independent registered public accounting firm with respect to Presbia’s U.S. financial statements for the year ending December 31, 2016 and to authorize the Audit Committee of the Board to set such auditor’s remuneration (Proposal 2), “FOR” the proposal to ratify Moore Stephens LLP as Presbia’s independent statutory auditor with respect to Presbia’s Irish financial statements for the year ending December 31, 2016 and to authorize the Audit Committee of the Board to set the auditor’s remuneration (Proposal 3) and “FOR” the proposal to adopt amendments to the Presbia Incentive Plan to increase the number of ordinary shares available for awards and to approve the material terms of Section 162(m) performance goals (Proposal 4). Each of the proposals is an ordinary resolution, requiring approval by a simple majority of those shareholders present in person or by proxy at the Annual Meeting and who are entitled to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 4, 2016:

This Proxy Statement and the enclosed form of proxy card, and the enclosed Notice of Annual General Meeting of Shareholders, the Annual Report and our 2015 Irish Statutory Accounts, are available at: www.envisionreports.com/LENS.

EXPLANATORY NOTE: In January 2015, we completed a series of corporate reorganization transactions described in “General Information About the Annual General Meeting and Voting — Corporate History,” which we refer to herein as the Reorganization Transactions. Unless we state otherwise, the terms “we,” “us,” “our,” “Presbia” and the “company” refer to Presbia PLC and its consolidated subsidiaries after giving effect to the Reorganization Transactions. Prior to the completion of the Reorganization Transactions, the foregoing terms refer to the entities that became the consolidated subsidiaries of Presbia PLC upon consummation of the Reorganization Transactions.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
THE PROPOSALS	7
Proposal 1 — ELECTION OF DIRECTORS	7
Proposal 2 — NON-BINDING RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WITH RESPECT TO U.S. FINANCIAL STATEMENTS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE REMUNERATION OF SUCH AUDITOR	8
Proposal 3 — NON-BINDING RATIFICATION OF INDEPENDENT STATUTORY AUDITOR WITH RESPECT TO IRISH FINANCIAL STATEMENTS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE REMUNERATION OF SUCH INDEPENDENT STATUTORY AUDITOR	11
Proposal 4 — ADOPTION OF AMENDMENTS TO THE PRESBIA INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR AWARDS AND TO APPROVE THE MATERIAL TERMS OF SECTION 162(M) PERFORMANCE GOALS	12
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	18
EXECUTIVE COMPENSATION	26
REPORT OF THE AUDIT COMMITTEE	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
RELATED PARTY TRANSACTIONS	34
PRESENTATION OF THE IRISH STATUTORY ACCOUNTS	37
IRISH COMPANIES ACT 2014 (THE “ACT”)	38
OTHER MATTERS	39
ACCESS TO FORM 10-K	40

i

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because our Board is asking (technically called soliciting) holders of our ordinary shares to provide proxies to be voted at the Annual Meeting. The Annual Meeting is scheduled for August 4, 2016, commencing at 12 noon (Pacific Daylight Savings Time), at Michael’s on Naples Ristorante at 5620 E 2nd St, Long Beach, CA 90803. Your proxy will be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. Proxy Materials or a Notice of Availability are first being sent to shareholders on or about June 17, 2016.

What will shareholders be voting on?

1.	To elect our directors;
2.	To ratify, in a non-binding advisory vote, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia’s U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration;
3.	To ratify, in a non-binding advisory vote, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia’s Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration;
4.	To adopt amendments to the Presbia Incentive Plan to increase the number of ordinary shares available for awards and to approve the material terms of Section 162(m) performance goals; and
5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, June 9, 2016, may vote at the Annual Meeting. There were 13,371,445 of our ordinary shares issued and outstanding and entitled to vote on June 9, 2016 held by 23 holders of record. If you would like to inspect our Irish Statutory Register of Members, please call Jarett Fenton, our Secretary, at +353 (1) 659 9446 to arrange a visit to our offices.

What are the voting rights of the holders of our ordinary shares?

Each outstanding ordinary share will be entitled to one vote on each matter to be voted on a poll at the Annual Meeting.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1. By Telephone — You can submit your proxy by telephone by following the instructions provided on the enclosed proxy card or the Notice of Availability. The telephone proxy submission procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote its shares and confirm that its instructions have been properly recorded. Submitting your proxy by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2. Over the Internet — You can simplify your voting by voting your shares via the internet as instructed on the enclosed proxy card or the Notice of Availability. The internet procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote its shares and confirm that its instructions have been properly recorded. Voting via the internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

3. By Mail — Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope (which will be forwarded for Presbia PLC’s registered address electronically). Your shares will be voted according to your instructions. If you sign the enclosed proxy card appointing Ralph Thurman and Todd Cooper as your proxies but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

4. In Person Vote at the Annual Meeting — If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a broker or bank and wish to vote in person, please bring a “legal” proxy from your broker or bank.

Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a shareholder of record of Presbia and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your PIN number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of Ralph Thurman and Todd Cooper as your proxies to vote your shares on your behalf in accordance with your telephone instructions.

Shareholders in Ireland may participate in the Annual Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland, at 8 p.m. (local time).

Beneficial Owners, Broker Non-Votes and Abstentions

Most of our shareholders hold their shares in “street name” through a broker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee pursuant to the instructions that they provide to you. If you provide specific voting instructions by telephone, by internet or by mail, your broker, bank or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy form from your broker, bank or other nominee.

Brokers, banks, or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our auditors and authorization for the Audit Committee of the Board to set their remuneration; however, they will not have this discretionary authority with respect to non-routine matters, including the election of directors. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.” Both broker non-votes and abstentions are counted as present for the purpose of determining the presence of a quorum, but will not otherwise have any effect on the vote with respect to any proposal presented at the Annual Meeting. We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy before your shares are voted at the Annual Meeting by:

•	timely notifying our Secretary, Jarett Fenton, in writing, at Presbia PLC’s headquarters at 120/121 Baggot Street Lower, Dublin 2, Ireland, that you are revoking your proxy;
•	submitting a later dated proxy card;
•	submitting a new proxy again by telephone or over the internet; or
•	attending and voting at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, bank, or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Todd Cooper, our President and Chief Executive Officer and one of our directors, and Ralph Thurman, our Executive Chairman. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your ordinary shares may be voted.

If you are a shareholder who is entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy is not required to be a shareholder of Presbia. If you wish to appoint as proxy any person other than Ralph Thurman and Todd Cooper, please contact Jarett Fenton, our Corporate Secretary, at Presbia PLC’s headquarters at 120/121 Baggot Street Lower, Dublin 2, Ireland. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the Annual Meeting in person.

How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you choose to vote by mail and complete, sign, and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of each of the eight director nominees named in Proposal 1 and “FOR” Proposals 2, 3 and 4. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

What constitutes a quorum?

The holders of at least 50% of the 13,371,445 ordinary shares issued and outstanding as of the record date entitled to vote at the Annual Meeting in person, either present or represented by proxy, will constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If within one hour from the time appointed for the Annual Meeting a quorum is not present, the Annual Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the shareholders present shall be a quorum.

What vote is required to approve each matter and how are votes counted?

For each of the proposals to be presented at the Annual Meeting (election of each of the directors, ratification of independent registered public accounting firm and approval of the Audit Committee to set such auditor’s remuneration, ratification of independent statutory auditor and approval of the Audit Committee to set such auditor’s remuneration and adoption of amendments to the Presbia PLC Incentive Plan), the requisite vote to approve such matters is the affirmative vote of the holders of our ordinary shares representing a simple majority of the ordinary shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2, 3 and 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card are permitted to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting. You will be able to find a copy of the Form 8-K on the internet through the SEC’s EDGAR website (www.sec.gov) or through the “Investors” section of our website (www.presbia.com).

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

Why does Presbia have two sets of financial statements covering the same fiscal period?

U.S. securities laws require us to send or make available to you our 2015 Annual Report on Form 10-K, which includes our U.S. financial statements prepared in accordance with U.S. GAAP required by SEC rules. Irish law also requires us to send or make available to you our Irish Statutory Accounts for our 2015 fiscal year, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts will be laid before the Annual Meeting.

Who are our auditors and will they be represented at the Annual Meeting?

Squar Milner LLP served as our independent registered public accounting under U.S. law for the fiscal year ended December 31, 2015 and audited our U.S. financial statements for such fiscal year. One or more representatives of Squar Milner LLP, our independent registered public accounting firm with respect to our U.S. financial statements for the year ended December 31, 2015 is expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Moore Stephens LLP served as our independent auditor under Irish law for the fiscal year ended December 31, 2015 and audited our Irish Statutory Accounts for such fiscal year. During the Annual Meeting, management will present our Irish Statutory Accounts for the fiscal year ended December 31, 2015 and the reports of Moore Stephens LLP, our independent auditor under Irish law for the year ended December 31, 2015, thereon. One or more representatives Moore Stephens LLP is expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Why are you being asked to ratify the selection of Squar Milner LLP and Moore Stephens LLP?

Our Audit Committee has chosen Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements for the year ending December 31, 2016 and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements for the year ending December 31, 2016. Although shareholder approval of our Audit Committee’s selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements is non-binding and not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If either or both of these proposals are not approved at the Annual Meeting, our Audit Committee has agreed to reconsider its selection of such auditor or auditors, but will not be required to take any action.

Why are you being asked to authorize the Audit Committee to set our independent auditor’s remuneration?

As a matter of Irish law, where the independent auditor is appointed by the board of directors, the board or a committee duly authorized by the board is able to set the auditor’s remuneration. In most other circumstances, the Company’s shareholders must approve the remuneration at the annual general shareholders meeting. Although we are not required to seek shareholder authorization to enable our Audit Committee to set the remuneration of our auditors, because we are asking our shareholders to ratify the selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements, we believe it is advisable to give shareholders an opportunity to authorize the Audit Committee of our Board to set Squar Milner LLP’s remuneration and Moore Stephens LLP’s remuneration. For Irish incorporated public companies, it is standard practice that the shareholders are asked to approve the level of auditor remuneration.

What is “householding” and how does it affect me?

Some brokers, banks and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of availability of proxy materials. This means that only one copy of this Proxy Statement, our Annual Report and our Irish Statutory Accounts, or our Notice of Availability, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Investor Relations Department at Presbia PLC, 120/121 Baggot Street Lower, Dublin 2 Ireland or +353 (1) 659 9446.

If you want to receive separate copies of our Proxy Statement, Annual Report and our Irish financial statements, or our Notice of Availability, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Investor Relations Department, in writing, at the address listed above.

When are shareholder proposals and director nominations for our 2017 annual general meeting of shareholders due?

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2017 annual general meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Secretary at our offices at Presbia PLC, 120/121 Baggot Street Lower, Dublin 2 Ireland, not later than February 15, 2017. If, however, the date of our 2017 annual general meeting of shareholders will be on or before July 5, 2017 or on or after September 3, 2017, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2017 annual general meeting of shareholders will not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our memorandum and articles of association, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual general meeting of shareholders. These procedures provide that in order for a shareholder to propose a nomination for director nominee(s) and/or an item of business to be introduced at an annual general meeting of shareholders, the shareholder (i) must be a shareholder at the time of giving notice of such annual general meeting by or at the direction of the Board and at the time of such annual general meeting, (ii) must be entitled to vote at such annual general meeting and (iii) must comply with the procedures set forth in our memorandum and articles of association as to such nomination or business.

We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2017 annual general meeting of shareholders after April 7, 2017, but before May 2, 2017. If the notice is not received within this timeframe, then the notice will be considered untimely and we are not required to present such proposal at the 2017 annual general shareholders meeting.

In the event that no annual general meeting of shareholders was held in the previous year or the date of the annual general meeting of shareholders is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be so delivered by the shareholder not earlier than the close of business on the 100th calendar day prior to the date of such annual general meeting and not later than the close of business on (a) 75 calendar days prior to the day of the contemplated annual general meeting or (b) the 10th calendar day after the day on which public announcement of the date of the contemplated annual general meeting is first made by Presbia; provided, further, that with respect to the first annual general shareholder meeting of Presbia, notice by a shareholder must be so delivered by the close of business on the day that is not less than ten days after the day on which public announcement of the date of such meeting is first made by Presbia. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. Any such notice must include all of the information required to be in such notice pursuant to our articles of association.

Corporate History

In February 2015, Presbia PLC consummated its initial public offering of ordinary shares. Prior to our initial public offering, we effected a series of reorganization transactions described below.

Presbia Holdings was organized in the Cayman Islands in 2007 as an exempted company with limited liability. In 2009, Presbia Holdings acquired Visitome, Inc., a California corporation and the developer of our corneal inlay technology.

In October 2013, we completed a restructuring which involved the establishment of our interim holding company, Presbia Ireland, Limited, that directly or indirectly owns 100% of our business, assets and subsidiaries. Presbia Ireland, Limited is organized under the laws of Ireland as a private limited company. At the time of the restructuring, Presbia Ireland, Limited was wholly-owned by Presbia Holdings and certain intercompany debt was owed to Presbia Holdings by certain of its other subsidiaries. As part of the restructuring, approximately $12.2 million of such outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiaries. We refer to this transaction as the 2013 Restructuring.

In November 2014, Presbia Holdings converted additional indebtedness owed to Presbia Holdings by certain subsidiaries of Presbia Ireland, Limited at that time to equity. In this transaction, approximately $23.5 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiaries. We refer to this transaction as the 2014 Debt Conversion.

In January 2015, Presbia Holdings converted all the remaining indebtedness owed by a subsidiary of Presbia Ireland, Limited at that time to equity. In this transaction, approximately $1.6 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiary. We refer to this transaction as the 2015 Debt Conversion. In addition, immediately following the 2015 Debt Conversion, Presbia Holdings contributed all the share capital in issue in Presbia Ireland, Limited to Presbia PLC, an Irish incorporated public limited company formed in February 2014 for the purpose of consummating our initial public offering, in exchange for 9,166,667 ordinary shares of Presbia PLC. We refer to this transaction as the 2015 Capital Contribution. Presbia PLC previously issued 40,000 ordinary shares to Presbia Holdings upon its formation, in order to satisfy statutory requirements for the incorporation of all Irish public limited companies, which were re-designated as deferred shares under our memorandum and articles of association prior to the consummation of our initial public offering. We refer to the 2014 Debt Conversion, the 2015 Debt Conversion and the 2015 Capital Contribution, collectively, as the 2014 – 2015 Restructuring.

We refer to the 2013 Restructuring, the formation and initial capitalization of Presbia PLC, and the 2014 – 2015 Restructuring, collectively, as the Reorganization Transactions.

In August 2015, Presbia Holdings distributed the 9,166,667 ordinary shares of Presbia PLC, referred to herein as the 2015 Capital Contribution and an additional 500,000 ordinary shares acquired from the initial public offering for an aggregate of 9,666,667 ordinary shares, to its ordinary shareholders and liquidated the entity in November 2015.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002 and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, because we are both an emerging growth company and a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies and smaller reporting companies.

THE PROPOSALS

PROPOSAL 1 — ELECTION OF DIRECTORS

(ORDINARY RESOLUTIONS)

Our articles of association provide that the number of members of our Board shall be no less than two members and no more than 11 members, as our Board may determine from time to time. The number of members of our Board is currently fixed at eight. The first proposal before the shareholders at the Annual Meeting is the election of our Board. Our Board recommends to our shareholders the election of each of the following designated nominees for election at the Annual Meeting, to serve as directors until the conclusion of the annual general meeting of shareholders held in 2017 or until his or her earlier death, removal or resignation: Ralph Thurman, Richard Ressler, Zohar Loshitzer, Vladimir Feingold, Todd Cooper, Robert Cresci, Gerd Auffarth and Gerald Farrell.

The nominees receiving approval of a simple majority of those shareholders present in person or by proxy at the Annual Meeting and who are entitled to vote will be elected to serve on our Board. All nominees are presently directors who have consented to be named and have agreed to serve if elected. If this should not be the case, however, the proxies may vote for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting or leave the position(s) vacant.

Notwithstanding the requirement that a nominee requires approval by a simple majority of those shareholders present in person or by proxy at the Annual Meeting, as Irish law requires a minimum of two directors, if, at any Annual Meeting, the number of directors is reduced below this prescribed minimum due to the failure of any directors to be re-elected, then in those circumstances, the two directors who receive the highest number of votes in favor of re-election shall be re-elected and shall remain directors until such time as additional directors have been appointed to replace them as directors.

Biographical information concerning each nominee for election as director is set forth in the section of this Proxy Statement entitled “Directors, Executive Officers and Corporate Governance.”

The text of the resolution in respect of Proposal 1 is as follows:

“IT IS RESOLVED, by separate resolutions, to re-elect the following director nominees:

(a) Ralph Thurman	(e) Todd Cooper
(b) Richard Ressler	(f) Robert Cresci
(c) Zohar Loshitzer	(g) Gerd Auffarth
(d) Vladimir Feingold	(h) Gerald Farrell

Our Board unanimously recommends a vote “FOR” each of the Board’s eight director nominees presented in Proposal 1.

PROPOSAL 2 — NON-BINDING RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WITH RESPECT TO U.S. FINANCIAL STATEMENTS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE REMUNERATION OF SUCH AUDITOR

(ORDINARY RESOLUTION)

The Audit Committee of our Board has selected Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements for the fiscal year ending December 31, 2016. We are submitting this selection for ratification by our shareholders at the Annual Meeting.

Deloitte & Touche LLP served as both our independent registered public accounting under U.S. law and our independent auditor under Irish law for the fiscal year ended December 31, 2014 and audited our U.S. financial statements and our Irish Statutory Accounts for such fiscal year. The Audit Committee of our Board conducted a review of our auditor. As a result of this process, on June 4, 2015, upon the recommendation of the Audit Committee and following careful deliberation, we decided to engage Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements for the fiscal year ending December 31, 2015 and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements for the fiscal year ending December 31, 2015, which engagements became effective on June 4, 2015. On June 4, 2015, Deloitte & Touche LLP resigned as our auditor, effective immediately.

The audit reports of Deloitte & Touche LLP on our financial statements for the fiscal years ended December 31, 2014, or Fiscal 2014, and December 31, 2013, or Fiscal 2013, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During Fiscal 2014 and Fiscal 2013, and during the period from January 1, 2015 through June 4, 2015, we had: (i) no disagreements with Deloitte & Touche LLP of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During Fiscal 2014 and Fiscal 2013, and during the period from January 1, 2015 through June 4, 2015, neither we nor anyone on our behalf consulted Squar Milner LLP or Moore Stephens LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively), except that Squar Milner LLP assisted in the preparation of the Company’s income tax provision in connection with the Company preparing its financial statements for Fiscal 2014.

We are not required to seek shareholder ratification of the selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements. However, we are submitting the selection of Squar Milner LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, our Board and the Audit Committee will reconsider whether or not to retain Squar Milner LLP. Even if the selection is ratified, our Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Presbia and our shareholders.

Because we are asking our shareholders to ratify the selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements, we believe it is advisable to give shareholders an opportunity to authorize the Audit Committee of our Board to set such auditor’s remuneration.

Principal Accountant Fees and Services

The following table presents fees for professional services provided by Deloitte & Touche LLP for the years ended December 31, 2015 and 2014, and Squar Milner LLP for the year ended December 31, 2015 (amounts in thousands):

	Year Ended December 31,
Deloitte & Touche LLP	2015	2014
Audit fees	$48	$403
Audit-related fees	0	622
Tax fees	247	268
All other fees	—	—
Total	$295	$1,293

	Year Ended December 31,
Squar Milner LLP	2015	2014
Audit fees	$97	$—
Audit-related fees	—	—
Tax fees	—	—
All other fees	5	—
Total	$102	$—

Audit fees.  Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and (ii) accounting consultations.

Audit-Related Fees.  Audit related fees consist of fees billed for professional services rendered for the filing of our Registration Statement on Form S-1 related to our initial public offering.

Tax Fees.  Tax fees consisted of professional services rendered for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees.  No other fees were incurred in 2014. For fiscal 2015, all other fees consisted of $5,000 in professional fees rendered in connection with German employment regulations.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm.

Pre-approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, as amended, the audit committee of our Board is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. To implement these provisions of the Sarbanes-Oxley Act of 2002, as amended, the Securities and Exchange Commission has issued rules specifying the types of services that an independent registered public accounting firm may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent registered public accounting firm. Hence, the audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Prior to our initial public offering in February 2015, we had not constituted an audit committee of the board of directors. However, the board of directors as a whole approved all of the professional services provided by Deloitte & Touche LLP for the year ended December 31, 2014.

For the year ended December 31, 2015, the Audit Committee was responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of other fees as described above is compatible with maintaining Squar Milner’s independence and has determined that such services for fiscal year 2015 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent

Attendance at Annual Meeting

One or more representatives of Squar Milner LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

The text of the resolution in respect of Proposal 2 is as follows:

“IT IS RESOLVED, to ratify, on a non-binding advisory basis, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia’s U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.”

Our Board unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3 — NON-BINDING RATIFICATION OF INDEPENDENT STATUTORY
AUDITOR WITH RESPECT TO IRISH FINANCIAL STATEMENTS AND BINDING VOTE
TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE REMUNERATION OF SUCH INDEPENDENT STATUTORY AUDITOR

(ORDINARY RESOLUTION)

The Audit Committee of our Board has selected Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements for the fiscal year ending December 31, 2016. We are submitting this selection for ratification by our shareholders at the Annual Meeting.

During the Annual Meeting, management will present our Irish Statutory Accounts for the fiscal year ended December 31, 2015 and the reports of Moore Stephens LLP, our independent auditor under Irish law for the year ended December 31, 2015, thereon. One or more representatives of Moore Stephens LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

We are not required to seek shareholder ratification of the selection of Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements. However, we are submitting the selection of Moore Stephens LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, our Board and the Audit Committee will reconsider whether or not to retain Moore Stephens LLP. Even if the selection is ratified, our Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Presbia and our shareholders.

Because we are asking our shareholders to ratify the selection of Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements, we believe it is advisable to give shareholders an opportunity to authorize the Audit Committee of our Board to set such independent auditor’s remuneration. For Irish incorporated public companies, it is standard practice that the shareholders approve the level of auditor remuneration.

The text of the resolution in respect of Proposal 3 is as follows:

“IT IS RESOLVED, to ratify, on a non-binding advisory basis, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia’s Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.”

Our Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4 — ADOPTION OF AMENDMENTS TO THE PRESBIA INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR AWARDS AND TO APPROVE THE MATERIAL TERMS OF SECTION 162(M) PERFORMANCE GOALS

Proposal

On June 15, 2016, our Board of Directors approved an amendment (the “Plan Amendment”) to the Presbia PLC Incentive Plan (as amended by the Plan Amendment, the “Amended Plan”), subject to shareholder approval at the Annual Meeting, which, among other things, increases the number of shares reserved for issuance under the Amended Plan by 400,000 ordinary shares and sets forth certain limits on the number of shares underlying options and stock appreciation rights, or SARs, granted to an individual in a given fiscal year so that options and SARs granted under the Plan may qualify as exempt performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), which otherwise generally disallows the corporate tax deduction for compensation paid in excess of $1 million annually to each of the chief executive officer and the other named executive officers of publicly-held companies. The Plan Amendment will also allow us to grant other awards under the Amended Plan in a manner that is intended to comply with Section 162(m). Approval of the material terms of the performance goals set forth in the Plan Amendment is a condition for certain awards made under the Amended Plan to qualify as tax-deductible performance-based compensation under Section 162(m). The Presbia PLC Incentive Plan was originally adopted by our Board and approved by our shareholders prior to our initial public offering in January 2015 (as approved and amended from time to time, the “Presbia Incentive Plan”).

The purpose of the Presbia Incentive Plan is to enable us to have a compensation program designed to attract, retain, and motivate highly qualified employees; provide employees with long-term equity-based incentives to produce long-term growth thereby increasing our value to shareholders; and foster a cooperative teaching and learning environment that focuses on delivering shareholder value. We believe that equity compensation is an essential element of our compensation package and that equity awards align employees and directors’ interests with those of our shareholders.

The Board believes that it is in the best interests of the Company and its shareholders to adopt the Plan Amendment because it will allow us to continue to use equity based incentives and promote the goals of our compensation strategy. As of May 31, 2016, we have 1,795,611 stock options and restricted stock units outstanding or issued in the case of restricted stock awards and 4,389 ordinary shares available for future issuance under the Presbia Incentive Plan, and we believe that such amount will not be sufficient to cover the on-going needs of the Company under its compensation strategy. In its deliberations regarding the size of the increase in the maximum number of ordinary shares issuable under the Presbia Incentive Plan (the “Grant Pool”), the Board considered that after giving effect to the Plan Amendment, the Grant Pool would represent approximately 14.2% of the Company’s outstanding ordinary shares, calculated on a fully-diluted basis.

In addition, the Board believes that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation under the Presbia Incentive Plan. The Board is therefore asking shareholders to approve, for Section 162(m) purposes, the material terms of the performance goals of awards intended to be performance-based under Section 162(m), including, as set forth below, the employees eligible to receive awards under the Presbia Incentive Plan, the business criteria on which performance goals may be based (for awards other than options and SARs), and the limits on the maximum awards that may be made to an employee. However, shareholder approval is only one of several requirements under Section 162(m) that must be satisfied for ordinary shares issued or other amounts payable under the Presbia Incentive Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the Plan Amendment for shareholder approval should not be viewed as a guarantee that our Company can deduct all compensation under the Presbia Incentive Plan. Nothing in this proposal precludes the Company and our Board or compensation committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Our Board recommends a vote for adoption and approval of the Plan Amendment. The Plan Amendment will only become effective subject to approval by our shareholders.

Summary of Changes to the Presbia Incentive Plan

If the Plan Amendment is approved, the following changes will be made to the Presbia Incentive Plan:

Shares Reserved Under the Presbia Incentive Plan.   The maximum number of the Company’s ordinary shares that can be issued under the Presbia Incentive Plan would increase by 400,000 ordinary shares to 2,200,000 ordinary shares, subject to customary adjustments for stock splits, stock dividends or similar transactions, all of which may be issued pursuant to the exercise of incentive stock options (that is options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) under the Presbia Incentive Plan.

Maximum Awards under the Presbia Incentive Plan.   No employee may receive options or SARs with respect to more than 400,000 of our ordinary shares in the aggregate in any fiscal year. With respect to other awards under the Presbia Incentive Plan intended to be exempt from the deduction limitation under Section 162(m) for performance-based compensation (“Section 162(m) Awards”), no employee may be granted in any one fiscal year of the Company (a) restricted shares or restricted share units with respect to more than 400,000 ordinary shares each; and (b) performance shares, performance share units or other share-based awards that are denominated in ordinary shares with respect to more than 400,000 ordinary shares each. The maximum dollar value payable to any employee in any one fiscal year of the Company with respect to performance shares, performance share units or other share- or cash-based awards that may be settled in cash or other property (other than ordinary shares) is $1 million. These ordinary share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Performance Measures.  Section 162(m) places a limit of $1 million on the amount our company may deduct in any one year for compensation paid to a “covered employee,” which is defined by Section 162(m) to mean any person who as of the last day of the fiscal year is the chief executive officer or one of our three highest compensated executive officers other than our principal financial officer. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions requires shareholder approval every five years of the material terms of the performance goals of the plan under which the compensation will be paid. Under the Amended Plan, the business criteria on which performance goals for awards that are intended to satisfy the conditions for deductibility under Section 162(m) as “performance-based compensation” will be selected from among the following, which may be applied to our company as a whole, or to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (i) net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share (including, but not limited to, growth in diluted earnings per share from continuing operations); (iv) net sales (including, but not limited to, net sales growth); (v) gross profits or net operating profit; (vi) return on assets, return on equity, return on capital or return on sales; (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) ordinary share price (including, but not limited to, growth measures), (xii) total stockholder return; (xiii) expense targets; (xiv) gross or operating margins, earnings before or after taxes, interest, depreciation, and/or amortization margins; (xv) operating efficiency; (xvi) customer satisfaction or increase in the number of customers; (xvii) division working capital turnover; (xviii) strategic business or operational criteria consisting of one or more objectives based on meeting specified goals relating to (A) acquisitions or divestitures, (B) business expansion, (C) cost targets, (D) diversity and inclusion, (E) efficiency, (F) management of employment practices and employee benefits, (G) market penetration, (H) product quality and quality audit scores, (I) reductions in errors and omissions, (J) reductions in lost business, (K) supervision of litigation and information technology, or (L) sustainability; (xix) market share; (xx) cost reductions; (xxi) working capital targets; (xxii) sales backlog; (xxiii) net debt and (xxiv) economic value added.

Prior to payment or settlement of any Section 162(m) Award, our compensation committee must certify in writing that the performance goals and all other material terms applicable to such award were in fact satisfied. At the time of certification, the compensation committee will also determine the amount of compensation payable as a result of the attainment of such performance goals.

The compensation committee has no discretion to waive all or part of the performance goals applicable to a Section 162(m) Award, except in the event of a change of control, or in the event of the death or disability of an employee. Notwithstanding the foregoing, the compensation committee has the discretion to reduce the amount of any Section 162(m) Award based on such factors as determined by the compensation committee, including, without limitation, a determination that a reduction is appropriate in light of pay practices of competitors, the performance of the Company, a subsidiary, or an employee relative to the performance of competitors, or performance with respect to the Company’s strategic goals.

This summary does not purport to be a complete description of all of the provisions of the Plan Amendment. It is qualified in its entirety by reference to the full text of the Plan Amendment. A copy of the Plan Amendment is attached to this Proxy Statement as Appendix A hereto.

Summary of the Existing Presbia Incentive Plan

The Presbia Incentive Plan permits us to grant awards of stock options, restricted shares, stock appreciation rights, restricted share units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including annual and long-term cash incentive awards. Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for our Company or a subsidiary of our Company.

A total of 1,800,000 of our ordinary shares are authorized for issuance under the Presbia Incentive Plan. The Board has approved, subject to shareholder approval, an amendment to the Presbia Incentive Plan to increase the number of ordinary shares authorized for issuance thereunder to 2,200,000. For purposes of calculating the number of ordinary shares available under the Presbia Incentive Plan, shares covered by awards that are forfeited, terminated, or cancelled are available for future awards under the Presbia Incentive Plan, as are shares that are surrendered or withheld from any award to satisfy tax withholding obligations or the exercise price of an award or that are tendered by an award recipient to pay the exercise price of any awards. Such shares may be authorized but unissued shares or authorized and issued shares held in our treasury or acquired by our company for purposes of the Presbia Incentive Plan.

The Presbia Incentive Plan is administered by the Board’s compensation committee. The compensation committee has the authority to:

•	determine which individuals may be granted awards and the provisions of award agreements;
•	interpret the Presbia Incentive Plan and award agreements;
•	prescribe, amend and rescind rules and regulations, if any, relating to the Presbia Incentive Plan;
•	make all determinations necessary or advisable for the administration of the Presbia Incentive Plan; and
•	correct any defect, supply any omission and reconcile any inconsistency in the Presbia Incentive Plan or any award agreement.

Payments to our Company upon the grant, exercise or payment of an award may be made in such form as our compensation committee determines, including cash, ordinary shares, net share exercise, other securities, other awards or other property.

Options granted pursuant to the Presbia Incentive Plan will have an exercise price that is not less than 100% of the fair market value of the shares subject to the option on the date of grant and a term of not more than 10 years from the date of grant. In general, unless an award agreement specifies otherwise, options will become exercisable with respect to 20% of the shares subject thereto on each of the first five anniversaries of the date of grant. However, each option will become fully exercisable upon a “change of control” of our company (as defined in the Presbia Incentive Plan), unless the Board determines that the optionee has been offered substantially identical replacement options and a comparable position at the acquiring company. In general, upon an optionee’s termination of employment, any then exercisable options held by the optionee may be exercised for a period of three months following such termination (one year in the case of death), but in no event beyond the stated expiration date of such options; provided that all options shall immediately terminate upon termination of an optionee’s employment for cause.

Restricted shares granted pursuant to the Presbia Incentive Plan may not be sold, assigned or otherwise transferred during the restricted period determined by our compensation committee at grant. Except as otherwise determined by our compensation committee, upon a recipient’s termination of employment prior to the expiration of the applicable restricted period, all shares for which the restricted period has not lapsed will be forfeited and reacquired by us at no cost (or for nil consideration). Our compensation committee may accelerate the vesting of all or any restricted shares at any time on such terms as it shall determine by cancelling the outstanding restrictions to which such shares are subject prior to the expiration of the restricted period of such shares. In addition, all restricted shares will become fully vested, and the restrictions to which shares are subject shall lapse, upon a “change of control” of our company (as defined in the Presbia Incentive Plan) unless the Board determines that the recipient has been offered substantially identical replacement restricted shares and a comparable position at the acquiring company. During the restricted period, the recipient will possess all incidents of ownership of the restricted shares, including the right to receive dividends on and vote such shares; provided that, unless otherwise set forth in an award agreement, any cash or share dividends with respect to restricted shares will be withheld by us for the recipient’s account and will be subject to the same restrictions as the corresponding restricted shares to which such dividends relate.

Share appreciation rights granted pursuant to the Presbia Incentive Plan will confer the right to receive, for each ordinary share with respect to which the share appreciation right is exercised, an amount equal to (i) the excess of the fair market value of an ordinary share on the date of exercise over (ii) the base price of the share appreciation right. The base price of share appreciation rights will not be less than 100% of the fair market value of the ordinary shares subject to the share appreciation right on the date of grant. Share appreciation rights will become exercisable at such time or times as our compensation committee determines. Payment upon exercise of a share appreciation right may be made in cash or in our ordinary shares or both, as determined by our compensation committee.

Restricted share units granted pursuant to the Presbia Incentive Plan will be subject to such terms as the compensation committee determines. At the time of grant, our compensation committee will specify the date or dates on which restricted share units will vest and the conditions to vesting and will specify the date(s) on which ordinary shares will be transferred to a recipient in respect of vested restricted share units (which date(s) may be later than the vesting date or dates of such award). Except as otherwise determined by our compensation committee, upon a recipient’s termination of employment, restricted share units that have not vested will be forfeited and cancelled (or reacquired by us for nil consideration). Our compensation committee may at any time accelerate the vesting dates of all or any restricted share units or waive or amend any conditions of such awards.

Our compensation committee may grant performance shares in the form of actual ordinary shares or performance share units having a value equal to an identical number of ordinary shares, in such amounts and subject to such terms as the compensation committee determines. The performance conditions and the length of the performance period applicable to performance shares and performance share unit awards will be determined by our compensation committee. In addition, our compensation committee will determine whether performance share units will be paid in cash, ordinary shares or a combination of both.

Our compensation committee may award other types of share-based or cash-based awards under the Presbia Incentive Plan in such amounts and subject to such terms and conditions as our compensation committee may determine. Such awards may entail the transfer of actual ordinary shares or payment in cash or otherwise of amounts based on the value of our ordinary shares or the payment of cash pursuant to annual and long-term incentive awards approved by our compensation committee that may or may not be based on the value of our ordinary shares.

The Board may amend the Presbia Incentive Plan at any time, but no amendment may materially alter or adversely impair rights and obligations under previously granted awards without the consent of the recipient. Amendments to the Presbia Incentive Plan require shareholder approval to the extent required by applicable laws, regulations or rules.

The Presbia Incentive Plan was adopted in January 2015, prior to the consummation of our initial public offering. Unless sooner terminated by the Board, the Presbia Incentive Plan will expire 10 years after its adoption.

New Plan Benefits

The compensation committee will have full discretion to determine the number and amount of awards to be granted to employees under the Presbia Incentive Plan, subject to the terms of the Presbia Incentive Plan. Other than the grants, which are set forth in the table below, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the Presbia Incentive Plan are not determinable at this time.

Name and Position	Dollar Value(1) ($)		Number of Units (#)
All current executive officers, as a group	$300,000	(1)	100,000
All current directors who are not executive officers, as a group	$160,000		35,955	(2)
All current employees who are not executive officers, as a group	$7,500	(1)	2,500

(1)	A fair value of $3.00 per restricted stock unit was obtained using a preliminary estimate based upon a valuation analysis performed during May 2016 with respect to restricted stock units granted on April 28, 2016. As additional restricted stock units are granted, including those planned for August 2016, an updated valuation using information and assumptions effective as of the future grant date will be performed, which may establish a new fair value for such restricted stock grants.
(2)	Pursuant to the terms of our director compensation, we intend to grant our non-employee directors an annual restricted share award valued at $40,000 for their continued service on our Board on August 4, 2016, if this Proposal no. 4 is approved. The number of shares set forth in the table is based on the closing price of $4.45 on June 15, 2016. The actual number of shares underlying these restricted share awards will be determined based on the closing price on August 4, 2016. The restricted share awards will vest ratably over a five year vesting period.

U.S. Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences relating to the grant and exercise of certain awards under the Presbia Incentive Plan and, where applicable, the subsequent sale of ordinary shares that are acquired under the Presbia Incentive Plan. The tax consequences may vary depending upon the particular circumstances, and the income tax laws and regulations change from time to time. This summary is general in nature and does not purport to be a complete statement of all federal income tax consequences.

Nonqualified Stock Options.  There will be no federal income tax consequences to an optionee or to the Company upon the grant of a nonqualified stock option. When an optionee exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m). Any gain that a participant realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options.  There will be no federal income tax consequences to an optionee or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If an optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m). Any amount received by the optionee in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights.  The recipient of a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time a SAR is granted. When the recipient exercises the SAR, the cash or fair market value of any ordinary shares received will be taxable to the recipient as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Shares, Performance Shares.  Unless a recipient makes an election to accelerate recognition of income to the grant date as described below, the recipient will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted shares are granted. When the restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the ordinary shares as of that date, less any amount paid for the shares, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m). If the recipient files an election under Section 83(b) within 30 days after the grant date, the recipient will recognize ordinary income as of the grant date equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the recipient at capital gains rates. However, if the shares are later forfeited, the recipient will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted Share Units, Performance Share Units, and Cash-Bonus Awards.  A recipient will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a restricted share unit, performance share unit or cash-based bonus award is granted. When a recipient receives payment under a restricted share unit, performance share unit or cash-based bonus award, the amount of cash received and the fair market value of any ordinary shares received will be ordinary income to the recipient, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Vote Required

This proposal must be approved by a majority of the shares present and entitled to vote on the proposal (whether voting is by show of hands or a poll is taken). As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

The text of the resolution in respect of Proposal 4 is as follows:

“IT IS RESOLVED, that the amendments to the Presbia Incentive Plan to increase the number of ordinary shares available for awards and to approve the material terms of Section 162(m) performance goals are hereby adopted.”

Our Board unanimously recommends a vote “FOR” Proposal 4.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth information regarding our executive officers and directors as of June 17, 2016. Each of the directors is serving a term set to expire at the Annual Meeting. Each of the directors has been nominated by our Board for election at the Annual Meeting.

NAME	AGE	POSITION(S)
Ralph “Randy” Thurman(1)(3)(4)	67	Executive Chairman of the Board
Todd Cooper(1)	51	Chief Executive Officer, President and Director
Zohar Loshitzer	59	Director
Jarett Fenton(5)	39	Chief Financial Officer and Secretary
Vladimir Feingold	67	Chief Technology Officer, Executive Vice President and Director
Gerald Farrell(2)	56	Director
Gerd U. Auffarth(2)(3)(4)	51	Director
Richard Ressler(3)(4)	58	Director
Robert J. Cresci(2)(3)(4)	72	Director

(1)	Member of our executive committee.
(2)	Member of our audit committee.
(3)	Member of our nominating and corporate governance committee.
(4)	Member of our compensation committee.
(5)	As previously disclosed, on February 8, 2016 Richard Fogarty announced his intention to resign as Chief Accounting Officer, effective March 31, 2016. Mr. Fogarty subsequently agreed to continue with the company through June 17, 2016 to support a longer transition period.

Ralph “Randy” Thurman has served as a director of Presbia PLC since February 2014. He was previously a director of Presbia Holdings from October 2013 until its liquidation in 2015. From October 2014 through January 2015, Mr. Thurman served as the Chief Executive Officer of Presbia PLC. He commenced serving as the Executive Chairman of Presbia PLC in January 2015. Mr. Thurman has served as a consulting advisor in private equity since 2008. Mr. Thurman currently serves as Senior Advisor to BC Partners, a private equity firm. Mr. Thurman served as an Operating Executive and Partner at AEA Investments LP (“AEA Investments”), a private equity firm, from October 2012 through March 2014, and during that period, was the Executive Chairman of Cogent HMG, a portfolio company of AEA Investments engaged in healthcare technology. Before joining AEA Investments, Mr. Thurman was a Senior Advisor at New Mountain Capital, LLC, a private and public equity investment firm, since May 2008. From July 2008 to October 2011, Mr. Thurman served as a director of CardioNet, Inc., a publicly-traded global medical technology company focused on diagnosing and monitoring cardiac arrhythmias, where he also served as Executive Chairman from July 2008 to January 2009, as President and Chief Executive Officer from February 2009 to June 2010, and as Chairman from June 2009 until his resignation from the board of directors in October 2011. From 2001 to 2007, he was a Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a privately-held healthcare technology company. Mr. Thurman served as a director of Enzon, Inc., a biotechnology company, from 1993 to 2001 and served as Chairman from 1996 to 2001. From 1997 to 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately-held company providing funding and strategic direction to healthcare technology companies. Prior to that, he served as Chairman and Chief Executive Officer of Corning Life Sciences, Inc., a manufacturer of laboratory products for life sciences research (1993 to 1997), and previously was President of Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company (1984 to 1993). Mr. Thurman currently serves on the board of directors of Allscripts Healthcare Solutions, Inc. From November 2013 to February 2014, Mr. Thurman served as a director of Orthofix International N.V. and was Vice Chairman of Arno Therapeutics from June 2013 to February 2015. Mr. Thurman received a B.S. in economics from Virginia Polytechnic Institute and an M.A. in management from Webster University and is a graduate of the U.S. Air Force Air Command and Staff College.

Mr. Thurman has been chosen to serve on our Board due to his experience and expertise as an investor in medical device and healthcare companies.

Todd Cooper has served as the President and Chief Executive Officer of Presbia PLC and as a director of Presbia PLC since January 2015. From July 2011 to November 2014, Mr. Cooper served as the Chief Executive Officer of NVISION, which operates a network of ophthalmological surgical centers. From October 2008 to June 2010, Mr. Cooper served as the Vice President of Marketing and the General Manager of Henry Schein Medical, a division of Henry Schein, Inc., a global provider of health care products and services to office-based practitioners. Prior to that, Mr. Cooper served as: the Senior Vice President, Global Sales and Marketing of Discus, a global manufacturer of dental products (2003 to 2008); a Senior Vice President of IMG Holdings, a boutique management consulting firm (1997 – 2003); the Director of Marketing at The Franklin Mint, a consumer products company (1995 to 1997); and the Senior Marketing Manager at Canadian Tire Corporation, Limited, a retailer which sells a wide range of automotive, sports, leisure, and home products (1993 to 1995). Mr. Cooper received a B.A. from the University of Alberta in 1994.

Mr. Cooper has been chosen to serve on our Board due to his extensive management experience in ophthalmological and other medical device companies and his prior chief executive officer experience.

Zohar Loshitzer has served as a director of Presbia PLC since February 2014. He served as a director of Presbia Holdings from May 2007 until its liquidation in 2015. He served as the Chief Executive Officer of Presbia PLC from February 2014 to October 2014, served as the President of Presbia PLC from February 2014 to January 2015, served as Chief Business Development Officer from January 2015 to September 2015. Since January 2005, Mr. Loshitzer has served as a principal at Orchard Capital, where he supports the portfolio companies of Orchard Capital by designing operational efficiencies and cost reductions, and he has served since August 2000 as the President and Chief Executive Officer of Universal Telecom Services, Inc., a provider of telecommunications services and solutions to emerging markets. He has served as Executive Vice President of Corporate Strategy of j2 Global since June 2001 and from July 1997 through June 2001 he served as the Chief Information Officer at j2 Global. Mr. Loshitzer was the founder and President of MTP Consulting, Inc., a business consulting firm, from January 2011 to August 2013, and he was the founder and President of Imali, Inc., another business consulting firm, from January 2007 to December 2010. Since 1995, he has been a Managing Director at Orchard Telecom, a provider of telecommunications products. He previously served as a Director and consultant to MAI Systems Corporation (AMEX: NOW), a provider of information technology solutions, and as a Founder and General Manager and Managing Director at Life Alert Emergency Response, Inc., a provider of security services for the elderly, which Mr. Loshitzer co-founded. He was a director of the publicly-traded OCATA Therapeutics (formerly Advanced Cell Technology Inc.) from December 2011 to February 2016, when the company was sold to a Japanese private company. He was also a director of publicly-traded Environmental Solutions Worldwide, Inc. from January 2011 to December 2015. He graduated from Tel Aviv University with a degree in Electronics Engineering.

Mr. Loshitzer has been chosen to serve on our Board as a result of his finance and business management knowledge and experience and his investment experience in start-ups and early stage financings.

Jarett Fenton was appointed as the Chief Financial Officer and Secretary of Presbia PLC on June 15, 2016. Prior to joining us, Mr. Fenton served as Vice President of Finance and Senior Controller of Alphaeon, Inc., a privately held healthcare technology company, from December 2013 to June 2016. From January 2011 to December 2013, Mr. Fenton served as a partner at Orchid Capital Partners, providing SEC and capital markets consulting services to several client companies. During that time, from April 2012 to December 2012, Mr. Fenton also served as Chief Financial Officer of Ciralight Global, Inc., a publicly held company manufacturing daylighting systems for OEM partners including Firestone and Eaton. From February 2007 until December 2010, Mr. Fenton served as Chief Financial Officer of Enova Systems, Inc., a publicly-held company that manufactured proprietary vehicle drive systems for clean vehicle applications. He previously served from March 2003 through February 2007 as the Chief Executive of the Clarity Group, a company he founded to provide SEC reporting and corporate compliance consulting services. Through Clarity Group, Mr. Fenton provided consulting services to Enova Systems, from 2006 until he was appointed as Chief Financial Officer of Enova in February 2007. From September 1998 to March of 2003, Mr. Fenton worked as a Senior Associate in the Middle Market practice of PricewaterhouseCoopers in the Orange County, CA office where he facilitated audit engagements, worked on SEC reporting issues, controls assessments, client reporting, financial guidance interpretation and staff development. Mr. Fenton has a B.A. in Business

Economics with an emphasis in Accounting from the University of California at Santa Barbara and is a Certified Public Accountant in the State of California.

Vladimir Feingold has served as the Chief Technology Officer, the Chief Technology Officer of Presbia PLC since February 2014 and an Executive Vice President of Presbia PLC since June 2014, and he commenced serving as a director of Presbia PLC in January 2015. He served as a director of Presbia Holdings from September 2009 until its liquidation in 2015. He has more than 30 years’ experience as an executive in the medical technology field and in research and development. Beginning in September 2001, he was the Chief Executive Officer of Visitome, Inc. and Biovision AG until Biovision AG was liquidated in bankruptcy in Switzerland in 2008 and the operations of Visitome were merged into Presbia in 2009. Previously, Mr. Feingold served as President and Chairman of Staar Surgical AG, Switzerland (1994 – 1999) and held positions of increasing responsibility with its parent, Staar Surgical Co., a U.S. public company (1991 – 1999). From 1995 to 2000, Mr. Feingold was also a director of Canon-Staar, Japan, and from 1984 to 2001, Mr. Feingold was managing director and chairman of the board of Bionica Pty Ltd., Australia, a company which produced and distributed an ambulatory medication delivery system, and marketed ophthalmic products. From 1975 to 1984, Mr. Feingold held various research, engineering and manufacturing executive positions at Telectronics Pty. Ltd., Australia. At that time, Telectronics manufactured miniature advance cardiac pacemakers. Mr. Feingold received his B.E., First Class Honours (Mechanical), B.Sc. (Computer Science and Mathematics) from the University of Sydney, Australia and Dip. Eng (Machine Design) from Technikum, Israel.

Mr. Feingold has been chosen to serve on our Board as a result of his scientific background, his familiarity with presbyopia and his understanding of our industry.

Dr. Gerald Farrell has served as a director of Presbia PLC since January 2016. Dr. Farrell has been involved in the pharmaceutical industry for more than 25 years, and worked for Eli Lilly Company Limited in Ireland and the United Kingdom for the majority of his successful career. Dr. Farrell’s tenure at Eli Lilly included positions of Managing Director, leading the commercial sales and marketing in Ireland, Director Strategy, Commercial and Business in the UK accountable for long-term strategic planning and business operations as well as other positions related to compliance, production, sales, and planning. Dr. Farrell earned a Ph.D. Plant Biotechnology from University College, Cork, and a BSc Honors — Plant Science and Higher Diploma Education with Honors from University College, Galway. Dr. Farrell currently serves as a strategic business consultant for Eli Lilly, Mindmap Ltd., a private Irish company and Cloudware Ltd, a private Irish company. He previously served on the Board for UCD Michael Smurfit Graduate Business School, served as president, for Irish Pharmaceutical Healthcare Association, and served as a council member for the Dublin Chamber of Commerce. Previously, from 2003 until 2014, Dr. Farrell served as a director of Eli Lilly and Company (Ireland) Ltd.

Dr. Farrell was chosen to serve on our Board as a result of his deep experience and leadership in the pharmaceutical industry developed over the course of an over 25-year career with Eli Lilly.

Prof. Dr. Gerd U. Auffarth has served as a director of Presbia PLC since August 2015 and Dr. Auffarth has also served as the Director and Chairman of the Department of Ophthalmology at the Ruprecht-Karls-University of Heidelberg, Germany since April 2011. Since August 2006, Dr. Auffarth has been the Director of the International Vision Correction Research Centre, a research center focusing on cataract and refractive surgery, laboratory studies, and ocular pharmacology. Since June 2012 he has been the Director of The David J Apple International Laboratory for Ophthalmic Pathology, which provides analyses on ophthalmic devices. Since August 2006 he has served as the Founder and Chief Executive Officer of’ Steinbeis Technology Transfer Research Company IVCRC, which carries out research with companies, including start-up companies, in the ophthalmic medical device business in cooperation with the University Eye Clinic of Heidelberg. Since March 2012, he has served as the President of the German Society for Intraocular Lens Implantation and Refractive Surgery, and he has served on the board of this society since March 1999. Since September 2012, he has served as a member of the board of the German Ophthalmological Society (DOG), and since September 2005, he has served as an emeritus member of the board of the European Society for Cataract and Refractive Surgeons (ESCRS). He received an M.D. degree from the

RWTH Aachen Medical School, Aachen University of Technology, Germany, and a Professorship in Ophthalmology and Ocular Pathology of the Ruprecht-Karls-University of Heidelberg, Germany.

Dr. Auffarth was chosen to serve on our Board due to his expertise in ophthalmic matters.

Richard S. Ressler has served as a director of Presbia PLC since January 2015. Mr. Ressler served as an officer and director of Presbia Holdings from May 2007 until its liquidation in 2015. Mr. Ressler served on the board of Presbia Holdings pursuant to a services agreement between our company and Orchard Capital Corporation (“Orchard Capital”). Mr. Ressler is the founder, owner and President of Orchard Capital, a firm that provides consulting and advisory services to companies (including Presbia) in which Orchard Capital or its affiliates invest. He has been President of Orchard Capital since 1994. Mr. Ressler has been Chairman of the Board of Directors of j2 Global, Inc. (“j2 Global”), a publicly-traded provider of services through the internet, since 1997, and served as j2 Global’s Chief Executive Officer from 1997 to 2000, serving in each of these capacities pursuant to a consulting agreement between j2 Global and Orchard Capital. Since March 2014, Mr. Ressler has been Chairman of the Board of Directors of CIM Commercial Trust Corporation, a publicly-traded real estate investment trust. Through an agreement with Orchard Capital, Mr. Ressler serves in various senior capacities with, among other companies, CIM Group, L.P. (together with its affiliates, “CIM Group”), a real estate investment and management company co-founded by Mr. Ressler, and Orchard First Source Asset Management (together with its affiliates, “OFSAM”), an investment adviser focusing on middle market debt investments co-founded by Mr. Ressler. CIM Investment Advisors LLC, an affiliate of CIM Group, and OFSAM and its wholly owned subsidiary, OFS Capital Management, LLC, are all registered with the U.S. Securities and Exchange Commission as registered investment advisers. Mr. Ressler also serves as a board member for various private companies in which Orchard Capital or its affiliates invest. Mr. Ressler holds a B.A. from Brown University and J.D. and M.B.A. degrees from Columbia University.

Mr. Ressler has been chosen to serve on our Board as a result of his extensive experience with, and knowledge of, business management and finance.

Robert J. Cresci has served as a director of Presbia PLC since March 2015. Robert J. Cresci has been a managing director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of j2 Global, Inc., Luminex Corporation, OFS Capital Corporation, CIM Commercial Trust Corporation. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. By virtue of his time with Pecks Management Partners and the other business entities mentioned, Mr. Cresci brings to our board of directors his broad expertise and experience in accounting issues, and public company matters. Mr. Cresci holds an undergraduate degree in Engineering from the United States Military Academy at West Point and holds a M.B.A. in Finance from the Columbia University Graduate School of Business.

Mr. Cresci was chosen to serve on our Board as a result of his broad experience in accounting and investment management developed during his tenure at Pecks Management Partners and his previous experience serving on the boards of other public companies.

Each of our executive officers and directors also serves as an executive officer and/or director of our Presbia USA, Inc. subsidiary. Certain of our executive officers and directors are also officers and/or directors of other subsidiaries of our company.

There are no family relationships among any of our directors, director nominees or executive officers.

Our Board

Our Board is responsible for the supervision of our overall affairs. Presbia PLC was formed in February 2014, completed a series of reorganization transactions in January 2015 and completed its initial public offering in February 2015. Presbia PLC held four board meetings in 2015. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Although we do not have a formal policy requiring members of the Board of Directors to attend our annual shareholders meetings, our directors are encouraged to attend our annual shareholders meetings. Five of our then current directors, Messrs. Thurman, Ressler, Loshitzer, Feingold and Cooper, attended the annual general meeting of shareholders in 2015.

Board Leadership Structure and Risk Oversight

We seek to maintain an appropriate balance between management and our Board. Our Board does not have a policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer, as from time to time it may be in the best interests of the Company.

Our Board believes that presently it is in the best interests of our company that the positions of Chairman of the Board and Chief Executive Officer are separate. This policy allows our Chief Executive Officer to focus primarily on leading the day-to-day operations of our company while our Executive Chairman focuses on leading our Board in the performance of its duties. Our Board acknowledges that there may be circumstances in the future when it is in the best interests of the Company to combine the positions of Chairman of the Board and Chief Executive Officer.

Our Board is obligated to conduct periodic executive sessions of the directors without those directors who are also executive officers of the Company. These directors shall designate one of their number to preside at each session, although it need not be the same director at each session.

Management regularly reports on any potential material risks to our company at our periodic Board meetings. Our Chief Executive Officer and Chief Accounting Officer provide these routine reports. Management reports regularly to the full Board, which also considers our company’s risk factors. Although the Board oversees our company’s risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Board Composition and Committees

We are currently managed by an eight member Board of Directors. Each of Dr. Auffarth, Mr. Cresci and Dr. Farrell is deemed “independent” as that term is defined in the applicable NASDAQ listing standards. Richard Ressler and his affiliates control a majority of our issued and outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of NASDAQ listing rules, and thus, we are exempt from the following NASDAQ requirements:

•	the requirement that a majority of our Board consist of independent directors;
•	the requirement that director nominees be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors; and
•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purposes and responsibilities.

We rely on these exemptions. As a result, we do not have a majority of independent directors and we do not have a compensation committee or nominating and corporate governance committee consisting entirely of independent directors. Accordingly, our investors do not have the same protections afforded to shareholders of companies that are subject to all of NASDAQ’s corporate governance requirements.

Executive Committee.  The executive committee of our Board shall consist of two directors, which directors shall be Mr. Cooper and Mr. Thurman, provided that Mr. Cooper and Mr. Thurman shall have the right to designate another member of our Board to serve on the executive committee for any meeting for which either of Mr. Cooper or Mr. Thurman is unavailable. The chairman of the executive committee shall be the individual appointed by the committee members as the chairman at the commencement of each meeting of the committee. The executive committee is authorized to exercise all functions of our Board in the intervals between meetings of our Board to the extent permitted by law. The executive committee met once in 2015.

Audit Committee.  The audit committee of our Board consists of Drs. Farrell and Auffarth and Mr. Cresci, and Mr. Cresci serves as the chairman of this committee. The audit committee assists our Board in its oversight responsibilities relating to the integrity of our financial statements, the qualifications, independence, compensation and performance of our independent auditors, our systems of internal accounting and financial controls, the performance of our internal audit function, the compliance of our company with legal and regulatory requirements and compliance with our company’s Code of Business Conduct and Ethics.

Our audit committee members must satisfy both NASDAQ and SEC independence criteria. Under the NASDAQ listing rules, a director will only qualify as an “independent director” if (i) the director is not disqualified under certain objective tests established by the NASDAQ listing rules and (ii) in the opinion of the issuer’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of the SEC’s rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has determined that all members of the audit committee meet both the SEC and the NASDAQ definitions of an independent director with respect to their service on our audit committee. In making this determination, our Board considered the relationships that Drs. Farrell and Auffarth and Mr. Cresci have with our company and all other facts and circumstances our Board deemed relevant in determining their independence. Our Board has determined that Mr. Cresci qualifies as an “audit committee financial expert” under SEC rules and regulations. The audit committee met five times during 2015.

Compensation Committee.  The compensation committee of our Board consists of Dr. Auffarth and Messrs. Ressler, Cresci and Thurman, and Mr. Thurman serves as the chairman of this committee. The primary purpose of the compensation committee of our Board is to (i) facilitate our Board’s discharge of its responsibilities relating to the evaluation and compensation of our executives, (ii) oversee the administration of our compensation plans, including the Presbia Incentive Plan, (iii) review and determine Board member compensation and (iv) prepare any report on executive compensation required by the rules and regulations of the SEC and the listing rules of NASDAQ. The compensation committee met twice in 2015.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee of our Board consists of Dr. Auffarth and Messrs. Thurman, Cresci and Ressler, and Mr. Thurman serves as the chairman of this committee. The primary purpose of our nominating and corporate governance committee is to (i) review the qualifications of, and recommend to our Board, proposed nominees for election to our Board, consistent with criteria approved by our Board, (ii) select, or recommend that our Board select, the director nominees for the next annual meeting of shareholders, (iii) develop, evaluate and recommend to our Board corporate governance practices applicable to our company and (iv) lead our Board in its annual review of the Board and management. The nominating and corporate governance committee met once in 2015.

Our Board has adopted written charters under which the audit committee, compensation committee and nominating and corporate governance committee operate. A copy of each of these charters, which satisfy the applicable standards and rules of the SEC and NASDAQ, is available on our website (http://www.presbia.com).

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	diversity of personal and professional background, perspective and experience;
•	personal and professional integrity, ethics and values;

•	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly-traded company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
•	experience relevant to our industry and with relevant social policy concerns;
•	experience as a board member or executive officer of another publicly-traded company;
•	relevant academic expertise or other proficiency in an area of our operations;
•	practical and mature business judgment, including ability to make independent analytical inquiries;
•	promotion of a diversity of business or career experience relevant to the success of our company; and
•	any other relevant qualifications, attributes or skills.

Our Board intends to evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires persons who own more than ten percent of a registered class of our equity securities and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any Presbia PLC equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2015, all reports required to be filed under Section 16(a) were filed on a timely basis.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and Board members, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website (http://www.presbia.com). We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee or board of directors of any other entity that has an executive officer serving or expected to serve as a member of our Board or compensation committee.

Communications with Our Board

Shareholders and other interested parties wishing to contact our Board, any director, any of the committee chairs or the independent directors as a group, may write to c/o Corporate Secretary, Presbia PLC, 120/121 Baggot Street Lower, Dublin 2, Ireland or send an e-mail to board@presbia.com.

All communications will be received and processed by our Secretary. Unless indicated otherwise, communications about accounting, internal control and audits will be referred to our Audit Committee. Communications addressed to directors may, at the direction of the directors, be shared with Presbia’s management.

All communications required by law or regulation to be relayed to our Board will be relayed immediately after receipt. Any communications received by management from shareholders or other interested parties which have not also been sent directly to our Board will be processed as follows: (1) if the party specifically requests that the communication be sent to our Board, the communication will then be promptly relayed to our Board; and (2) if the party does not request that the communication be sent to our Board, then management will promptly relay to our Board all communications that management, using its judgment, determines should be relayed to our Board.

Employees may also report misconduct, raise issues or simply ask questions, including with respect to any questionable accounting, internal control or auditing matters concerning the Company, without fear of dismissal or retaliation of any kind. Reports may be made confidentially and/or anonymously through our whistleblower hotline, 866-899-1921, by sending an e-mail to lens@openboard.info, or by completing and submitting a web form available through our website (www.presbia.com).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned by our principal executive officer, and all individuals who served as principal executive officer at any time during the fiscal year ended December 31, 2015, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2015. The persons listed in the following table are referred to herein as the “named executive officers.”

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPLE POSITION	YEAR		SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Todd Cooper Chief Executive Officer and President	2015	(1)	390,342	—	—	3,294,000	(4)	—	—	—	3,684,342
Ralph Thurman Chief Executive Officer (October 2014 – Jan 2015)	2015	(2)	124,617	—	—	1,612,750	(5)	—	—	—	1,737,367
	2014		120,000	—	—	—		—	—	—	120,000
Vladimir Feingold Chief Technology Officer	2015		306,000	29,975	—	732,000	(6)	—	—	—	1,067,975
	2014		300,000	—	—	—		—	—	—	300,000
Zohar Loshitzer Chief Executive Officer and President (2013 – October 2014) President (October 2014 – January 2015) Chief Business Development Officer (January 2015 – September 2015)	2015	(3)	242,707	22,250	—	732,000	(7)	—	—	—	996,957
	2014		300,000	—	—	—		—	—	—	300,000
Richard Fogarty Chief Accounting Officer	2015		204,933	4,926	—	63,450	(8)	—	—	—	273,309
	2014		184,375	—	—	—		—	—	—	184,375

(1)	In January 2015, Mr. Cooper joined Presbia PLC as its Chief Executive Officer and President.
(2)	In January 2015, Mr. Thurman assumed role of Executive Chairman.
(3)	In January 2015, Mr. Loshitzer assumed role of Chief Business Development Officer until his resignation effective September 30, 2015. Following his resignation, Mr. Loshitzer continued to serve as a member of our board and entered into a consulting agreement pursuant to which he receives $5,000 per month for his services. See the Director Compensation Table for additional information.
(4)	Mr. Cooper was awarded options to purchase 450,000 ordinary shares of Presbia PLC in January 2015. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.
(5)	Mr. Thurman was awarded options to purchase 250,000 ordinary shares of Presbia PLC in January 2015. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.
(6)	Mr. Feingold was awarded options to purchase 100,000 ordinary shares of Presbia PLC in January 2015. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.

(7)	Mr. Loshitzer was awarded options to purchase 100,000 ordinary shares of Presbia PLC in January 2015. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.
(8)	Mr. Fogarty was awarded options to purchase 10,000 ordinary shares of Presbia PLC in March 2015. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K As previously disclosed, on February 8, 2016 Richard Fogarty announced his intention to resign as Chief Accounting Officer, effective March 31, 2016. Mr. Fogarty subsequently agreed to continue with the company through June 17, 2016 to support a longer transition period.

Mr. Loshitzer served as our Chief Executive Officer throughout 2013 and until October 2014, when he was succeeded by Mr. Thurman, who currently serves as our Executive Chairman. When Mr. Thurman accepted the position of Chief Executive Officer, it was with the understanding that we would conduct an active search to identify a suitable successor with executive experience in the medical device industry. As a result of that search, in January 2015, our Board named Todd Cooper as our new Chief Executive Officer and President. Effective upon Mr. Cooper’s appointment, Mr. Thurman was named our Executive Chairman and Mr. Loshitzer was named our Chief Business Development Officer. Mr. Loshitzer resigned as our Chief Business Development Officer effective September 30, 2015 and continues to serve as a member of our Board of Directors.

Cash Bonus Program

Our Board has established for 2015, and expects to continue in subsequent years, a cash bonus program for our employees. Pursuant to this program, employees will be eligible to receive an annual cash target bonus based on a specified percentage of the employee’s salary, which bonus will be earned upon the achievement of certain specified individual and corporate milestones.

Equity Awards

Presbia PLC

No equity awards were granted by Presbia PLC to our named executive officers during the year ended December 31, 2014. At December 31, 2014, none of our named executive officers held any options to purchase our ordinary shares or held any other share awards in respect of our ordinary shares. In connection with our initial public offering, in January and March 2015, we granted options to our named executive officers as follows:

•	to Ralph Thurman, options to purchase 250,000 ordinary shares;
•	to Zohar Loshitzer, options to purchase 100,000 ordinary shares;
•	to Vladimir Feingold, options to purchase 100,000 ordinary shares;
•	to Todd Cooper, options to purchase 450,000 ordinary shares; and
•	to Richard Fogarty, in March 2015, options to purchase 10,000 ordinary shares.

All such options were granted pursuant to the Presbia Incentive Plan at an exercise price of $10.00 per share, with the exception of Mr. Fogarty’s options, that were issued at $8.63 per share, and expire ten years from the grant date. With the exception of Mr. Thurman’s options, such options vest in five equal annual installments commencing one year after the grant date. Mr. Thurman’s options vested with respect to one third of the underlying ordinary shares on the grant date and will vest with respect to one third of the underlying ordinary shares on each of the next two anniversaries of that date. None of such options is exercisable while the recipient is an employee, officer or director of our company, unless our Board, in its sole discretion, waives such restriction after determining that such exercise shall not trigger a Rule 9 mandatory takeover under the Irish Takeover Rules by the recipient or any other officer, employee, director or shareholder of our company.

We expect from time to time to make equity grants under the Presbia Incentive Plan to our employees to align the interests of our employees with our company.

Outstanding Equity Awards at Fiscal-End

The following table sets forth information regarding holdings by our named executive officers, as of December 31, 2015, of unexercised stock options granted by Presbia PLC and outstanding restricted stock awards granted by Presbia PLC.

	OPTIONS AWARDS(1)						STOCK AWARDS
NAME	NUMBER OF ORDINARY SHARES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)		NUMBER OF ORDINARY SHARES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE)		OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF RESTRICTED SHARES THAT HAVE NOT VESTED	DECEMBER 31, 2014 MARKET VALUE OF RESTRICTED SHARES THAT HAVE NOT VESTED
Todd Cooper	—		450,000	(1)	$10.00	1/28/25	$—	$—
Ralph Thurman	83,333	(2)	166,667	(2)	$10.00	1/28/25	—	—
Vladimir Feingold	—		100,000	(1)	$10.00	1/28/25	—	—
Zohar Loshitzer	—		100,000	(1)	$10.00	1/28/25	—	—
Richard Fogarty	—		10,000	(3)	$8.63	3/16/25	—	—

(1)	Such shares will vest in five equal annual installments commencing on January 28, 2016.
(2)	One-third of total options vested immediately on January 28, 2015.
(3)	Shares will vest in equal annual installments commencing on March 16, 2016.

Presbia Holdings

During May 2015, the board of Presbia Holdings announced that all holders of outstanding stock options to acquire the ordinary shares of Presbia Holdings would have the option to exercise fully all such stock options by June 15, 2015 or, on that date, the option awards would automatically expire. Also, as of the same date, all holders of unvested restricted stock awards would acquire title to those shares. The action of the board was in contemplation of the liquidation of Presbia Holdings and the distribution of the 9,666,667 ordinary shares of Presbia PLC to its ordinary shareholders following the exercising and expiration of all equity awards as of June 15, 2015. On August 3, 2015, 1,600,965 ordinary shares of the 9,666,667 shares of Presbia PLC held by Presbia Holdings were distributed to the named executive officers of Presbia PLC as follows:

•	to Vladimir Feingold, 1,308,532 ordinary shares of Presbia PLC
•	to Zohar Loshitzer, 284,147 ordinary shares of Presbia PLC
•	to Ralph Thurman, 8,286 ordinary shares of Presbia PLC

Retirement Benefits

We do not maintain, and during 2015 and 2014 did not maintain, any tax-qualified or non-qualified plans that provide for the payment of retirement benefits or benefits paid primarily following retirement to any of our named executive officers.

Agreements with Named Executive Officers

Each of our named executive officers is an employee at will. Other than as described below, we are not party to employment agreements with any of our named executive officers.

We entered into a letter agreement, which includes a severance arrangement, with Mr. Cooper, our President and Chief Executive Officer, who will be a named executive officer for the year ending December 31, 2015. The agreement provides that Mr. Cooper’s annual base salary shall be $400,000, with a target annual bonus of 50% of base pay based on agreed to objectives of our Board. Also, pursuant to this letter agreement, in connection with our initial public offering, we issued to Mr. Cooper an option to purchase 450,000 of our ordinary shares at an exercise price of $10.00 per share. In addition, if Mr. Cooper is terminated without cause or if he resigns because his base salary is unilaterally reduced or his title is diminished, he will be entitled to six months’ base pay, six months of reimbursement of certain medical benefits and vesting of stock options that would otherwise vest during that six-month period.

Presbia Incentive Plan

In January 2015, prior to the consummation of our initial public offering, we adopted a stock plan, which we refer to as the Presbia Incentive Plan. The Presbia Incentive Plan permits us to grant awards of stock options, restricted shares, stock appreciation rights, restricted share units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including annual and long-term cash incentive awards. Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for our company or a subsidiary of our company. For a description of the Presbia Incentive Plan, please see “Proposal No. 4 — Adoption of Amendments to the Presbia Incentive Plan to Increase the Number of Ordinary Shares Available for Awards and to Approve the Material Terms of Section 162(m) Performance Goals.”

Director Compensation

For information regarding the compensation that we paid to our named executive officers who serve on the Board of Presbia PLC, Messrs. Thurman, Cooper, Loshitzer and Feingold, see “— Summary Compensation Table.”

At present, non-employee directors of Presbia PLC are compensated as follows: (i) an annual board cash fee of $60,000; (ii) a cash fee of $2,500 for each board or committee meeting attended in person in Ireland; and (iii) reimbursement for out-of-pocket expenses incurred in connection with attending Board and committee meetings. In addition, we intend to grant new directors a one-time restricted share award valued at $80,000 in connection with their appointment to our Board, which shares will vest ratably over a five year vesting period, and we intend to grant our non-employee directors an annual restricted share award valued at $40,000 for their continued service on our Board, which shares will vest ratably over a five year vesting period. Effective October 1, 2015 the Board approved a one-year consulting agreement with Mr. Loshitzer which provides for a monthly payment of $5,000 in exchange for his services as a board member and any other services as requested by the Company.

Director Equity Awards

Presbia PLC

In connection with our initial public offering, in January 2015, we granted options to our non-employee directors as follows:

•	to Richard Ressler, options to purchase 10,000 ordinary shares; and
•	to Mark Blumenkranz, options to purchase 10,000 ordinary shares.

All such options were granted pursuant to the Presbia Incentive Plan at an exercise price of $10.00 per share and expire ten years from the grant date. Such options vested with respect to one third of the underlying ordinary shares on the grant date and will vest with respect to one third of the underlying ordinary shares on each of the next two anniversaries of that date. None of such options shall be exercisable while the recipient is an employee, officer or director of our company, unless our Board, in its sole discretion, waives such restriction after determining that such exercise shall not trigger a Rule 9 mandatory takeover offer under the Irish Takeover Rules by the recipient or any other officer, employee, director or shareholder of our company.

On March 16, 2015, we granted 9,270 restricted ordinary shares to each of Robert J. Cresci and Mark Blumenkranz. The restricted shares will vest in five equal, annual installments commencing one year after the date of grant.

On August 3, 2015, we granted 11,019 restricted ordinary shares to Dr. Gerd Auffarth and on January 19, 2016 we granted 15,968 restricted ordinary shares to Dr. Gerald Farrell. Effective August 3, 2015, Dr. Blumenkranz resigned from the board and joined our Medical Advisory Board. Also, on August 3, 2015, the board approved the accelerated vesting of 20% of the 9,270 restricted ordinary shares granted on March 16, 2015, or 1,854 ordinary shares, to Dr. Blumenkranz.

Director Compensation Table

The following table summarizes the annual compensation for our non-employee directors during the year ended December 31, 2015.

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gerd U. Auffarth	$25,000	$80,000	$—		$—	$—	$—	$105,000
Mark Blumenkranz(3)	22,500	80,000	—		—	—	13,460	115,960
Robert J. Cresci	50,000	80,000	—		—	—	—	130,000
Richard Ressler	—	—	64,510	(4)	—	—	—	64,510
Zohar Loshitzer(5)	15,000	—	732,000	(6)	—	—	—	747,000

(1)	This column reflects grant date fair value assigned to restricted stock awards (RSA’s) on the basis of closing price of Company’s ordinary shares on the date of the award. Such restricted shares will vest in five equal installments commencing on the first anniversary of the grant date.
(2)	Amounts in the Option Award column reflect grant date fair value of options granted determined in accordance with ASC 718. Information concerning the assumptions used to calculate this value is set forth in Note 9 to the consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.
(3)	Dr. Blumenkranz resigned as a director on August 1, 2015 and immediately joined the Company’s Medical Advisory Board. Upon resigning from the board, Dr. Blumenkranz received an accelerated vesting of 20% of the restricted shares and 80% were cancelled. All other compensation of $13,460 relates to the fair value of the accelerated shares based upon the closing price of the Company’s ordinary shares of $7.26 effective August 3, 2015.
(4)	One-third of Mr. Ressler’s options vested immediately upon grant and the remaining two-third’s will vest in equal installments on the one and two-year anniversary dates following the date of grant, respectively.
(5)	Mr. Loshitzer entered into a consultancy agreement with the Company effective October 1, 2015 following his resignation from the Company as its Chief Business Development Officer. Under the consultancy agreement, the Company will compensate Mr. Loshitzer $5,000 per month for his services.
(6)	Mr. Loshitzer’s option award will vest in five equal annual installments beginning on the one-year anniversary of the date of grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company. The Company’s independent auditor is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2015, with the Company’s management.
2.	The Audit Committee has discussed with Squar Milner LLP, the Company’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
3.	The Audit Committee has received the written disclosures and the letter from Squar Milner LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Squar Milner LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Respectfully,

Robert Cresci (Chairman)
Gerd Auffarth
Gerald Farrell

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 9, 2016 with respect to the beneficial ownership of our ordinary shares by:

•	each of our named executive officers, directors and director nominees;
•	all of our executive officers and directors as a group; and
•	each person or group of affiliated persons who is known by us to beneficially own more than 5% of our outstanding shares.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC’s rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the address of each person listed below is c/o Presbia PLC, 120/121 Baggot Street Lower, Dublin 2 Ireland.

	ORDINARY SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER		PERCENT
5% Holders
FMR, LLC	1,945,747	(1)	14.6%
245 Summer Street, Boston, MA 02210
Directors, Director Nominees and Named Executive Officers
Todd Cooper	97,500	(2)	*
Zohar Loshitzer	291,516	(3)	2.2%
Vladimir Feingold	1,328,532	(4)	9.9%
Richard Ressler	7,841,508	(5)	58.6%
Gerd Auffarth	11,019	(6)	*
Ralph Thurman	187,896	(7)	1.4%
Richard Fogarty	4,000	(8)	*
Robert Cresci	19,270	(9)	*
Gerald Farrell	21,568	(10)	*
Executive officers and directors as a group (9 persons)	9,802,809	(11)	71.7%

*	Less than one percent.
(1)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC (“FMR”) reporting that FMR: (i) beneficially owned 1,945,747 shares; (ii) had the sole power to dispose or direct the disposition of 1,945,747 shares; and (iii) had the sole power to vote or to direct the vote of 365,844 shares. In addition, the Schedule 13G/A shows that the following person s or entities beneficially own certain of the shares reported: Abigail P. Johnson and Fidelity Growth Company Fund. The Schedule 13G/A also shows that Abigail P. Johns is a Director, the Vice Chairman, Chief Executive Officer and President of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment

Company Act (the “Fidelity Funds”), advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds’ Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees.
(2)	Includes 90,000 ordinary shares covered by options vested on January 28, 2016. Excludes 360,000 options and 75,000 shares of common stock underlying restricted stock units, none of which are exercisable within 60 days of June 9, 2016.
(3)	Includes 20,000 ordinary shares covered by options vested on January 28, 2016. Excludes 80,000 options, none of which are exercisable within 60 days of June 9, 2016.
(4)	Includes 20,000 ordinary shares covered by options vested on January 28, 2016. Excludes 80,000 options and 60,000 shares of common stock underlying restricted stock units, none of which are exercisable within 60 days of June 9, 2016.
(5)	Includes 6,667 ordinary shares covered by options vested on January 28, 2016. Excludes 3,333 options, none of which are exercisable within 60 days of June 9, 2016.
(6)	Includes 11,019 restricted shares held by Dr. Auffarth granted on August 3, 2015.
(7)	Includes 166,667 ordinary shares covered by options vested on January 28, 2016. Excludes 83,333 options, none of which are exercisable within 60 days of June 9, 2016.
(8)	Includes 2,000 ordinary shares covered by options vested on March 16, 2016. Excludes 8,000 options, none of which are exercisable within 60 days of June 9, 2016. On February 8, 2016, Mr. Fogarty announced that he expects to resign from the Company effective March 31, 2016. Mr. Fogarty subsequently agreed to continue with the Company through June 17, 2016 to support a longer transition period.
(9)	Includes 9,270 restricted shares held by Mr. Cresci granted on March 16, 2015.
(10)	Includes 15,968 restricted shares held by Dr. Farrell granted on January 19, 2016.
(11)	Includes 305,333 ordinary shares covered by options of which 303,333 vested on January 28, 2016 and 2,000 vested on March 16. 2016. Excludes 614,667 options, none of which are exercisable within 60 days of June 9, 2016.

RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Reorganization Transactions

For a description of the Reorganization Transactions, see “General Information About the Annual Meeting and Voting — Corporate History.”

Transactions with Presbia Holdings

From 2009 through our initial public offering, Presbia Holdings funded our operations with cash and payments of operating expenses on our behalf. The aggregate principal amount due Presbia Holdings in connection with such funding as of December 31, 2014 was $0.4 million. Such funding accrued interest at a rate of 15% per annum, compounding daily, through November 30, 2014. From December 1, 2014 to the 2015 Capital Contribution in January 2015, such funding accrued interest at a rate equal to the then applicable monthly federal rate of interest for short-term loans, adjusted monthly, compounding daily. All of such funding debt was converted to equity prior to the consummation of our initial public offering, as described below.

As part of the Reorganization Transactions, in October 2013, we effected the 2013 Restructuring described under “General Information About the Annual Meeting and Voting — Corporate History.” To effect the 2013 Restructuring, we entered into certain agreements with Presbia Holdings. Pursuant to those agreements and other intercompany agreements, Presbia Ireland, Limited, our interim holding company, acquired, directly or indirectly, 100% of our business, assets and subsidiaries from Presbia Holdings. At the time of the 2013 Restructuring, Presbia Ireland, Limited was wholly-owned by Presbia Holdings and certain intercompany debt was owed to Presbia Holdings by certain of its other subsidiaries. As part of the 2013 Restructuring, Presbia Holdings converted approximately $12 million of outstanding intercompany debt owed to Presbia Holdings into equity of certain of such subsidiaries.

In November 2014, we effected the 2014 Debt Conversion described under “General Information About the Annual Meeting and Voting — Corporate History.” In the 2014 Debt Conversion, approximately $23.5 million, representing the balance of outstanding intercompany debt owed to Presbia Holdings by certain subsidiaries of Presbia Ireland, Limited at that time, was converted to equity of such subsidiaries.

In January 2015, we effected the 2015 Debt Conversion described under “General Information About the Annual Meeting and Voting — Corporate History.” In the 2015 Debt Conversion, approximately $1.6 million, representing the balance of outstanding intercompany debt owed to Presbia Holdings by a subsidiary of Presbia Ireland, Limited at that time, was converted to equity of such subsidiary.

In addition, in January 2015, Presbia Holdings contributed all of the shares in issue of Presbia Ireland, Limited to Presbia PLC, an Irish incorporated public limited company, in exchange for 9,166,667 ordinary shares of Presbia PLC.

Presbia Holdings purchased an aggregate of 500,000 ordinary shares in our initial public offering in February 2015.

On May 13, 2015, the board of directors of Presbia Holdings approved the liquidation of Presbia Holdings, which liquidation was subsequently approved by the shareholders of Presbia Holdings on May 13, 2015. In connection with the Liquidation, on August 3, 2015, Presbia Holdings distributed, by way of a dividend in specie, the 9,666,667 ordinary shares of the Company that it held as of that date to its equity holders, pro rata based on each such equity holder’s equity ownership in Presbia Holdings. Certain of the Company’s current and former executive officers and directors, including Ralph Thurman, Executive Chairman of the Board, Zohar Loshitzer, a director and former Chief Business Development Officer, Vladimir Feingold, Chief Technology Officer, Executive Vice President and a director, John Jacob Vander Zanden, former Chief Commercial Officer, Mark Blumenkranz, a former director, and Richard Ressler, a director who directly and/or indirectly controlled Presbia Holdings, and certain of their affiliated entities, owned equity in Presbia Holdings and received a pro rata portion of the shares distributed in connection with the liquidation based on their equity ownership of Presbia Holdings. Following the distribution of the shares in the liquidation, Richard Ressler, directly and/or indirectly, continued to beneficially own a majority of the voting power of our issued and outstanding ordinary shares. For information regarding the relationship of Richard Ressler (one of our directors and the beneficial owner of the majority of ordinary shares of our company) with Presbia Holdings, see “Directors, Executive Officers and Corporate Governance.”

Transactions with Orchard Capital and its Affiliates

Orchard Capital has provided financial analysis and bookkeeping, accounting, legal, compliance and directorial services to Presbia since January 2011 pursuant to a Services Agreement. Such agreement will remain in effect until terminated by either party thereto upon 30 days’ notice. Orchard Capital invoices us quarterly for such services at cost. During the year ended December 31, 2015, we recognized general and administrative expenses of $139,000 for services invoiced by Orchard Capital. As of December 31, 2015, $2,000 was due to Orchard Capital for management and accounting services. During the five month period ended May 31, 2016, we incurred $6,312 for services provided by Orchard Capital and $4,100 was due to Orchard Capital as of the same date.

Also, commencing during the second quarter of 2013, we have received human resources management services, payroll services, IT support and risk management services from CIM Group. We have incurred charges of $185,000 payable to CIM Group for such services for the year ended December 31, 2015. As of December 31, 2015, amounts due to CIM Group for human resources, payroll, information technology and legal services amounted to $53,000. During the five month period ended May 31, 2016, we incurred $30,002 for services provided by the CIM Group and $9,720 was due to the CIM Group as of the same date.

For information regarding the relationship of Richard Ressler (one of our directors and the beneficial owner of the majority of the ordinary shares of our company) with Orchard Capital and CIM Group, see “Directors, Executive Officers and Corporate Governance.”

Registration Rights Agreement

Presbia Holdings, our former controlling shareholder, and certain of its transferees, had rights to cause our company to register their ordinary shares, including any ordinary shares that Presbia Holdings transfers to its equity owners, under the Securities Act. In August 2015, in connection with the dissolution of Presbia Holdings, Presbia Holdings transferred all rights under the Registration Rights Agreement to Richard Ressler, one of our board members, and his affiliates. These rights are provided under the terms of a registration rights agreement between us and Presbia Holdings and includes demand registration rights and piggyback registration rights. These registration rights are assignable, subject to certain conditions, including that the assignee be bound by the terms and conditions of the registration rights agreement. To the extent permitted by applicable law, we will pay, or if not permitted by applicable law, we will cause one of our non-Irish subsidiaries to pay, all registration expenses in connection with registrations under this agreement.

Demand registration rights

Under the terms of the registration rights agreement, at any time beyond six months after the consummation of our initial public offering, we are required, upon the written request of the holders of the shares that are entitled to rights under the registration rights agreement, to use our best efforts to register all or a portion of these shares for public resale. We are not required to effect a registration pursuant to this provision of the registration rights agreement (i) if the shares requested to be registered do not represent (a) at least 10% of the shares that are entitled to registration rights under the agreement or (b) an anticipated aggregate public offering price of at least $10 million; or (ii) during the period starting with the date 30 days prior to our good faith estimate of the date of filing of, and ending on a date 180 days following the effective date of, any company-initiated registration under the Securities Act. If such a registration is to be an underwritten offering, then the holders’ registration rights are conditioned upon the holders’ participation in that underwriting. We may defer the filing of a registration statement once during any 12-month period for a period of not more than ninety days, if we provide written notice stating that in the good faith judgment of our Board, a disadvantageous condition exists, including the existence of certain material transactions or financings, the unavailability of any required financial statements, or the possession by our company of any material information which would not be in the best interests of our company to disclose.

Piggyback registration rights

In addition, the holders are entitled to piggyback registration rights. If we register any of our securities for our own account, the holders of these shares are entitled to include their shares in the registration. If such registration is to be an underwritten offering, then the holders’ registration rights are conditioned on such holders’ participation in that underwriting.

Director and Executive Officer Compensation

See “Executive Compensation” for information regarding compensation of our directors and executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. Also, our Presbia USA, Inc. subsidiary has entered into an indemnification agreement with each of our executive officers and directors (each of our executive officers and directors is also an officer and/or director of our Presbia USA, Inc. subsidiary). These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer. We also maintain directors’ and officers’ liability insurance for our directors and officers.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

As provided by our audit committee charter, our audit committee is responsible for reviewing and approving in advance the related party transactions covered by our company’s related transaction policies and procedures.

PRESENTATION OF THE IRISH STATUTORY ACCOUNTS

Presbia PLC’s Irish Statutory Accounts for the fiscal period ending December 31, 2015, including the reports of the auditor thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual Meeting. The Irish Statutory Accounts are available with the proxy materials at www.envisionreports.com/LENS.

A shareholder or shareholders having an aggregate holding of 5% or more of the total outstanding shares in Presbia PLC may serve objections in writing to the use of the disclosure exemptions to the Company Secretary at our headquarters at 120/121 Baggot Street Lower, Dublin 2 Ireland before August 3, 2016.

IRISH COMPANIES ACT 2014 (THE “ACT”)

New Irish company legislation, the Act, which replaces existing Irish company law statute, came into force on June 1, 2015. We are currently conducting a review with our legal counsel to determine what changes should be made to our constitutional documents following the commencement of the Act, which may result in us recommending that certain changes be adopted at next year’s annual general meeting.

Our shareholders should be aware of a change to the existing law in respect of the notification of substantial shareholdings. Under the Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

OTHER MATTERS

The Board does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxy agents noted on the enclosed proxy card to vote the shares represented thereby in accordance with the recommendation of the Board on such matters.

ACCESS TO FORM 10-K

On written request, we will provide, without charge to each record or beneficial holder of our ordinary shares as of June 9, 2016, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Written requests should be directed to Presbia PLC, c/o Corporate Secretary at 120/121 Baggot Street Lower, Dublin 2 Ireland.

In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website (www.presbia.com) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities Exchange Commission, or the SEC. The public may read and copy any materials we file with the Securities Exchange Commission at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

Appendix A

PRESBIA PLC

AMENDMENT NO. 1 TO

PRESBIA PLC INCENTIVE PLAN

The Presbia PLC Incentive Plan (the “Plan”) is hereby amended by the Board of Directors, subject to approval of shareholders of Presbia PLC, as follows:

1. Section 3.2 of the Plan is hereby amended to increase the total number of Ordinary Shares available for issuance under the Plan by 400,000 shares and to limit the number of options and share appreciation rights that may be granted to any employee in any fiscal year, such that Section 3.2 of the Plan, as so amended, shall read in its entirety as follows:

3.2 Shares Reserved Under Plan.  Subject to adjustment as provided in Section 9.3, the total number of Ordinary Shares which may be issued pursuant to Awards granted under the Plan shall not exceed 2,200,000 shares (all of which may be issued pursuant to the exercise of Incentive Stock Options). Such shares may be authorized but unissued Ordinary Shares or, to the extent permitted by applicable law, authorized and issued Ordinary Shares held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any share certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Ordinary Shares or Ordinary Shares are withheld from any Award (other than restricted shares) to satisfy a Grantee’s tax withholding obligations, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares withheld shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any Ordinary Shares delivered by the Company, any Ordinary Shares with respect to which Awards are made by the Company and any Ordinary Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Shares or other Awards with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Shares or other Awards shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. Subject to adjustment as provided in Section 9.3, no Employee may be granted Options or share appreciation rights in any one fiscal year of the Company with respect to more than 400,000 Ordinary Shares each.

2. In order to permit grants of performance-based Awards in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, Article X is hereby added to the Plan, to read in its entirety as follows:

Article X

10.1 Grant.  The Committee, in its discretion, may grant Awards that are intended to be exempt from the deduction limitation under Section 162(m) of the Code by virtue of the exception for “qualified performance-based compensation” under Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards must comply with the additional requirements set forth in this Article X, which shall control over any other provision that pertains to such Award.

10.2 Performance Measures.

(a) Each Section 162(m) Award shall be contingent on the attainment of one or more pre-established, objective performance goals based on one or more Performance Measures (“Performance Goals”). Further, at the discretion of the Committee, a Section 162(m) Award may be subject to goals and restrictions in addition to the attainment of Performance Goals.

(b) “Performance Measures” are one or more measures of performance based on one or more of the following criteria, or a combination of any of the following criteria, as determined by the

Committee: (i) net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share (including, but not limited to, growth in diluted earnings per share from continuing operations); (iv) net sales (including, but not limited to, net sales growth); (v) gross profits or net operating profit; (vi) return on assets, return on equity, return on capital or return on sales; (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) Ordinary Share price (including, but not limited to, growth measures), (xii) total stockholder return; (xiii) expense targets; (xiv) gross or operating margins, earnings before or after taxes, interest, depreciation, and/or amortization margins; (xv) operating efficiency; (xvi) customer satisfaction or increase in the number of customers; (xvii) division working capital turnover; (xviii) strategic business or operational criteria consisting of one or more objectives based on meeting specified goals relating to (A) acquisitions or divestitures, (B) business expansion, (C) cost targets, (D) diversity and inclusion, (E) efficiency, (F) management of employment practices and employee benefits, (G) market penetration, (H) product quality and quality audit scores, (I) reductions in errors and omissions, (J) reductions in lost business, (K) supervision of litigation and information technology, or (L) sustainability; (xix) market share; (xx) cost reductions; (xxi) working capital targets; (xxii) sales backlog; (xxiii) net debt and (xxiv) economic value added. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; asset write-downs; effects of changes in tax laws, accounting principles or other laws or provisions; effects of currency fluctuations; effects of industry volumes, customer mix or customer tooling payments and receipts; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for reorganizations and restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and divestiture expenses; effects of litigation or claim judgments or settlements and effects of acquisitions and divestitures (collectively, “Unusual or Non-Recurring Items”). Performance Goals may be (i) used to measure the performance of the Company and/or any of its Subsidiaries as a whole, any business unit thereof, or any combination thereof (ii) absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and (iii) expressed in terms of a progression within a specified range.

(c) To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals with respect to a Section 162(m) Award, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Measures in recognition of any Unusual or Non-Recurring Item(s) affecting the Company or any Subsidiary.

(d) For each Section 162(m) Award, the Committee shall (i) select the Employee who shall be eligible to receive a Section 162(m) Award, (ii) determine the Performance Goals, (iii) determine the applicable period of service to which the Performance Goals relate (the “Performance Period”), and (iv) determine, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Employee if the Performance Goal is obtained. The Committee shall make the foregoing determinations prior to the commencement of the Performance Period applicable to an Award (or within the permissible time period established under Section 162(m) of the Code) and while the outcome of the Performance Goals is substantially uncertain.

10.3 Certification of Attainment of Performance Goals; Negative Discretion.

(a) After each Performance Period, but in all cases prior to payment or settlement of a Section 162(m) Award, the Committee shall certify in writing (which may include the written minutes for any meeting of the Committee) that the Performance Goals and all other material terms applicable to a Section 162(m) Award were in fact satisfied. At the time of such certification, the Committee shall also determine the amount of compensation payable to the Employee as a result of the attainment of such Performance Goals. The Committee shall have no discretion to waive all or part of the Performance Goals applicable to the receipt of full or partial payment of a Section 162(m) Award, except in the case of a Change of Control or the death or disability of an Employee.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Section 162(m) Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Company, a Subsidiary or an Employee relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

10.4 Individual Participant Limitations.  Subject to adjustment as provided in Section 4.2, with respect to Section 162(m) Awards intended to be exempt from the deduction limitation under Code Section 162(m), no Employee may be granted in any one fiscal year of the Company (a) Restricted Shares or restricted share units with respect to more than 400,000 Ordinary Shares each; and (b) performance shares, performance share units or other share-based Awards that are denominated in Ordinary Shares with respect to more than 400,000 Ordinary Shares each. The maximum dollar value payable to any Employee in any one fiscal year of the Company with respect to performance shares, performance share units or other share- or cash-based Awards that may be settled in cash or other property (other than Ordinary Shares) is $1,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations. The limitations in this Section 10.4 shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

ADOPTED BY BOARD OF DIRECTORS: June 15, 2016

ADOPTED BY SHAREHOLDERS:            , 2016

PRESBIA

freedom in sight

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. (Pacific Standard Time), on August 4, 2016.

Vote by Internet

- Go to **www.envisionreports.com/LENS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Ralph Thurman	☐	☐	☐	02 - Richard Ressler	☐	☐	☐	03 - Zohar Loshitzer	☐	☐	☐
04 - Vladimir Feingold	☐	☐	☐	05 - Todd Cooper	☐	☐	☐	06 - Robert Cresci	☐	☐	☐
07 - Gerd Auffarth	☐	☐	☐	08 - Gerald Farrell	☐	☐	☐				

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02DWMB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PRESBIA
freedom in sight

Proxy — Presbia PLC

Notice of 2016 Annual General Meeting of Shareholders

Michael's on Naples Ristorante, 5620 E. 2nd St.,
Long Beach, CA 90803
Proxy Solicited by Board of Directors for Annual Meeting — August 4, 2016

Ralph (Randy) Thurman and Todd Cooper, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Presbia PLC to be held on August 4, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted as directed by the shareholder. If you return a signed proxy card with no direction given, the Proxies will have authority to vote FOR all director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)